SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                Banta Corporation
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)


                  --------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                BANTA CORPORATION
                                 225 Main Street
                            Menasha, Wisconsin 54952

                    Notice of Annual Meeting of Shareholders
                            To Be Held April 24, 2001

To the Shareholders of Banta Corporation:

          You are hereby notified that the annual meeting of shareholders of Banta Corporation will be held at the Park Plaza Paper Valley Hotel, 333 West College Avenue, Appleton, Wisconsin, on Tuesday, April 24, 2001 at 2:00 p.m., Central Time, for the following purposes:

          1. To elect nine directors to serve for the ensuing year.

          2. To act upon a proposal to approve the Banta Corporation Equity Incentive Plan, as amended.

          3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

          The Board of Directors has fixed the close of business on March 2, 2001 as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting.

          We hope that you will be able to attend the meeting in person, but if you are unable to do so, please fill in, sign and promptly mail back the enclosed proxy form, using the return envelope provided. If, for any reason, you should subsequently change your plans, you may, of course, revoke the proxy at any time before it is actually voted.

                                        By Order of the Board of Directors
                                        BANTA CORPORATION



                                        Ronald D. Kneezel
                                        Secretary

Menasha, Wisconsin
March 19, 2001

                                BANTA CORPORATION
                                 225 Main Street
                            Menasha, Wisconsin 54952

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 24, 2001

          This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Banta Corporation (the "Company"), beginning on or about March 19, 2001, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Tuesday, April 24, 2001, at 2:00 p.m., Central Time, at the Park Plaza Paper Valley Hotel, 333 West College Avenue, Appleton, Wisconsin, and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

          Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Company in writing or in open meeting, by attending the Annual Meeting and voting in person, or by delivering a proxy bearing a later date.

          A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the nine persons nominated for election as directors referred to herein, FOR the proposal to approve the Banta Corporation Equity Incentive Plan, as amended, and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors and the proposal to approve the Equity Incentive Plan, as amended, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

          Only holders of record of the Company's common stock, $.10 par value (the "Common Stock"), at the close of business on March 2, 2001 are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 24,570,158 shares of Common Stock, each of which is entitled to one vote per share.


                              ELECTION OF DIRECTORS

          At the Annual Meeting, the shareholders will elect nine directors of the Company, each to hold office until the 2002 annual meeting of shareholders and until his or her successor is duly elected and has qualified. Set forth below are the Board's nominees to serve as directors of the Company. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the nine persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable or unwilling to serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

          The following sets forth certain information, as of March 2, 2001, about each of the Board nominees for election at the Annual Meeting. Except as otherwise noted, each nominee has engaged in the principal occupation or employment and has held the offices shown for more than the past five years.

                             Director   Principal Occupation; Office, if any,
Name                    Age  Since      Held in the Company; Other Directorships
--------------------------------------------------------------------------------
Jameson A. Baxter       57    1991      President of Baxter Associates, Inc.
                                        (management consulting and private
                                        investments); Trustee of The Putnam
                                        Funds; Director of Ryerson Tull, Inc.

Donald D. Belcher       62    1994      Chairman and Chief Executive Officer of
                                        the Company since January 2001;
                                        Chairman, President and Chief Executive
                                        Officer of the Company prior thereto;
                                        Director of Hunt Corporation.

John F. Bergstrom       54    1998      Chairman and Chief Executive Officer of
                                        Bergstrom Corporation (automobile sales
                                        and service, credit life insurance, and
                                        automotive fleet leasing); Director of
                                        Kimberly-Clark Corporation, Midwest
                                        Express Holdings, Inc., Universal Foods
                                        Corporation (d/b/a Sensient Technologies
                                        Corporation) and Wisconsin Energy
                                        Corporation.

Henry T. DeNero         55    1996      Former Chairman and Chief Executive
                                        Officer of HomeSpace, Inc. (homeowner
                                        services); Former Executive Vice
                                        President of First Data Corporation (an
                                        information processing and computer
                                        services company); Former Vice Chairman
                                        and Chief Financial Officer of Dayton
                                        Hudson Corporation (now Target
                                        Corporation); Director of Western
                                        Digital Corporation.

                             Director   Principal Occupation; Office, if any,
Name                    Age  Since      Held in the Company; Other Directorships
--------------------------------------------------------------------------------
Richard L. Gunderson    67    1995      Former Chairman and Chief Executive
                                        Officer of Aid Association for Lutherans
                                        (fraternal benefit society providing
                                        insurance and financial services).

Gerald A. Henseler      60    1982      Executive Vice President and Chief
                                        Financial Officer of the Company.

Bernard S. Kubale       72    1973      Retired partner, law firm of Foley &
                                        Lardner, Milwaukee, Wisconsin.  Foley &
                                        Lardner has served as outside counsel to the Company for many years.

Ray C. Richelsen        59    1998      Executive Vice President-Transportation,
                                        Graphics and Safety Markets of 3M
                                        Company (a manufacturer of optical films and specialty materials) from January
                                        1998 until his retirement in August
                                        2000; Group Vice President of 3M Company prior thereto.

Michael J. Winkler      55    1996      Executive Vice President and Group
                                        General Manager of Compaq Computer
                                        Corporation (computer services).

          Directors are elected by a plurality of the votes cast (assuming a quorum is present). An abstention from voting will be tabulated as a vote withheld on the election, and will be included in computing the number of shares present for purposes of determining the presence of a quorum, but will not be considered in determining whether each of the nominees has received a plurality of the votes cast at the Annual Meeting. A broker or nominee holding shares registered in its name, or the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors.

          THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL NOMINEES.

                               BOARD OF DIRECTORS

General

          The Board held seven meetings in 2000. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which the director served during 2000.

          The Company has Audit, Compensation, and Nominating and Corporate Governance Committees of the Board. The Audit Committee consists of Messrs. Gunderson (Chairperson), Kubale and Richelsen. The principal functions performed by the Audit Committee, which met three times in 2000, are to meet with the Company's independent public accountants before the annual audit to review procedures and the scope of the audit; to review the results of the audit; to review the financial control mechanisms used by the Company and the adequacy of the Company's accounting and financial controls; and to annually recommend to the Board a firm of independent public accountants to serve as the Company's auditors. The Compensation Committee consists of Ms. Baxter (Chairperson) and Messrs. Bergstrom, Gunderson, Richelsen and Winkler. The principal functions of the Compensation Committee, which met four times in 2000, are to administer the Company's deferred and incentive compensation plans (including the Company's equity incentive plans); to annually evaluate salary grades and ranges; to establish guidelines concerning average compensation increases; and to specifically establish compensation of all officers, directors and subsidiary or division presidents. The Nominating and Corporate Governance Committee consists of Ms. Baxter and Messrs. DeNero (Chairperson), Gunderson and Kubale. The principal functions of the Nominating and Corporate Governance Committee, which met three times in 2000, are to recommend persons to be selected by the Board as nominees for election as directors; to recommend persons to be elected to fill any vacancies on the Board; to consider and recommend to the Board qualifications for the office of director and policies concerning the term of office of directors and the composition of the Board; and to consider and recommend to the Board other actions relating to corporate governance. The Nominating and Corporate Governance Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Nominating and Corporate Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company's By-laws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give written notice of an intent to make such a nomination to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time period specified in the By-laws.

Director Compensation

          Annual Retainer and Meeting Fees. For fiscal 2000, directors of the Company, other than full time employees and Mr. Kubale, received an annual retainer fee of $24,000

($12,000 of which was payable in shares of Common Stock). For fiscal 2001, the Company has increased the annual retainer to $26,000 ($13,000 of which is payable in shares of Common Stock). In addition, the directors in fiscal 2000 were paid a fee of $1,000 for every Board meeting they attended and $1,000 ($1,250 for the committee chairperson) for every committee meeting they attended. For fiscal 2001, directors (including the committee chairpersons) will receive a per meeting fee of $1,000 for each Board and committee meeting they attend. In addition, each committee chairperson will receive a $5,000 retainer for serving in such capacity ($2,500 of which will be payable in shares of Common Stock). Prior to the changes in 2001, the Company had last modified director compensation in 1999. A director may elect to defer all or any part of the cash compensation he or she is entitled to receive for serving as a director, in which case the amount deferred will be paid in cash in three annual installments after such person ceases to be a director and, at the direction of the director, either will be credited with interest at the prime rate or will be treated for valuation purposes as if such deferred compensation had been invested in Common Stock pursuant to the phantom stock subaccount under the director's deferred compensation plan. The portion of the retainer fee payable in Common Stock may also be deferred. Such amount will be credited to the phantom stock subaccount and will ultimately be paid in cash in the same manner as cash retainer fees which are deferred.

          Director Stock Options. In addition to the compensation described above, each of Ms. Baxter and Messrs. DeNero, Gunderson, Kubale, Bergstrom, Richelsen and Winkler automatically received an option for 1,500 shares of Common Stock at a per share exercise price of $19.1875 on April 26, 2000 in accordance with the terms of the Company's Equity Incentive Plan (the "Equity Plan"). Under the terms of the Equity Plan, each person when first elected as a non-employee director of the Company automatically receives an option for 4,500 shares of Common Stock. The Equity Plan also provides that, subsequent to the initial grant, each non-employee director (who continues to serve in such capacity) automatically receives an option to purchase an additional 1,500 shares of Common Stock on the day after each annual meeting of shareholders; provided, however, that if a person who is first elected as a non-employee director on the date of the annual meeting of shareholders receives the initial option grant under the Equity Plan on that date, such director will not be entitled to begin receiving subsequent grants until the day following the next succeeding annual meeting of shareholders. Options granted to non-employee directors under the Equity Plan have a per share exercise price equal to 100% of the market value of a share of Common Stock on the date of grant and become exercisable six months after the date of grant, except that if the non-employee director ceases to be a director by reason of death, disability or retirement during such six-month period, the option will become immediately exercisable in full. Options granted to non-employee directors under the Equity Plan terminate on the earlier of (a) ten years after the date of grant or (b) twelve months after the non-employee director ceases to be a director. At the Annual Meeting, shareholders will be asked to approve several amendments to the Equity Plan, including an amendment that would increase the shares subject to the initial and annual options granted to non-employee directors to 6,000 and 3,000, respectively. For additional information on the proposed amendments to the Equity Plan, see "Approval of the Equity Plan, As Amended."

                                 STOCK OWNERSHIP

Management

          The following table sets forth information, as of March 2, 2001, regarding beneficial ownership of Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table set forth below, and all of the directors and executive officers as a group. As of March 2, 2001, no director or executive officer of the Company beneficially owned one percent or more of the Common Stock other than Mr. Belcher who owned 1.3% of the Common Stock. On that date, the directors and executive officers as a group beneficially owned 3.0% of the Common Stock. Except as otherwise indicated in the footnotes, all of the persons listed below have sole voting and investment power over the shares of Common Stock identified as beneficially owned.

                                                      Amount and Nature of
          Name of Beneficial Owner                    Beneficial Ownership(1)(2)
          ------------------------                    --------------------

          Jameson A. Baxter.........................        22,375
          Donald D. Belcher.........................       317,792(3)
          John F. Bergstrom.........................        12,944(4)
          Henry T. DeNero...........................        12,800
          Richard L. Gunderson......................        16,500
          Gerald A. Henseler........................       165,816(5)
          Bernard S. Kubale.........................        15,615
          Ray C. Richelsen..........................         7,500
          Michael J. Winkler........................        21,981
          John E. Tiffany...........................        50,495(6)
          Dennis J. Meyer...........................        48,555
          Ronald D. Kneezel.........................        64,479
          All directors and executive
              officers as a group (14 persons)......       756,852

          -----------------------
(1) Includes shares subject to currently exercisable options and options exercisable within 60 days of March 2, 2001 as follows: Ms. Baxter, 9,000 shares; Mr. Belcher, 265,834 shares; Mr. Bergstrom, 7,500 shares; Mr. DeNero, 10,500 shares; Mr. Gunderson, 9,000 shares; Mr. Henseler, 69,667 shares; Mr. Kubale, 9,000 shares; Mr. Richelsen, 7,500 shares; Mr. Winkler, 10,500 shares; Mr. Tiffany, 34,750 shares; Mr. Meyer, 39,200 shares; Mr. Kneezel, 46,500 shares; and all directors and executive officers as a group, 520,451 shares.

(2) Does not include holdings of phantom stock units by non-employee directors as follows: Ms. Baxter, 4,310 units; Mr. Bergstrom, 1,531 units; Mr. DeNero, 6,656 units; Mr. Gunderson, 4,444 units; Mr. Kubale, 2,906 units; Mr. Richelsen, 3,661 units; and Mr. Winkler, 1,971 units. The value of the phantom stock units is based upon and fluctuates with the market value of the Common Stock.

(3) Includes 1,000 shares held by Mr. Belcher's spouse. Mr. Belcher shares voting and investment power over these shares.

(4) Includes 2,350 shares held by a trust, 2,000 shares held by a partnership, and 900 shares held by a trust for the benefit of Mr. Bergstrom's daughter. Mr. Bergstrom shares voting and investment power over these shares.

(5) Includes 27,708 shares held by Mr. Henseler's spouse and 4,801 shares held by trusts for the benefit of Mr. Henseler's daughter. Mr. Henseler shares voting and investment power over these shares.

(6) Includes 4,272 shares held by Mr. Tiffany's spouse. Mr. Tiffany shares voting and investment power over these shares.

Other Beneficial Owner

          The following table sets forth information, as of December 31, 2000, regarding beneficial ownership by the only person known to the Company to own more than 5% of the outstanding Common Stock. The beneficial ownership set forth below has been reported on a filing made on Schedule 13G with the Securities and Exchange Commission by the beneficial owner.

                                     Amount and Nature of Beneficial Ownership
                                     -----------------------------------------
                                           Voting Power           Investment Power
                                           ------------           ----------------
                                                                                                           Percent
   Name and Address                                                                                          of
   of Beneficial Owner                   Sole      Shared        Sole         Shared       Aggregate        Class
   -------------------                   ----      ------        ----         ------       ---------        -----

Barclays Global Investors, N.A.
45 Fremont Street
San Francisco, CA  94105               1,308,560      0        1,423,203         0         1,423,203         5.79%

                             EXECUTIVE COMPENSATION

Summary Compensation Information

          The following table sets forth certain information for each of the last three fiscal years concerning compensation awarded to, earned by or paid to certain executive officers of the Company. The persons named in the table are sometimes referred to herein as the "named executive officers."

                                             Summary Compensation Table
                                                                          Long Term Compensation
                                                                          ----------------------

                                            Annual Compensation (1)        Awards
                                                                         Securities     Payouts
                                                                         Underlying      LTIP          All Other
Name and Principal Position       Year        Salary         Bonus        Options       Payouts       Compensation(2)
---------------------------       ----        ------         -----        -------     --------------  ---------------
Donald D. Belcher (3)             2000      $ 550,000     $ 508,200         100,000    $140,238        $     3,400
  Chairman of the Board,          1999        525,000       378,000         170,000      69,655              3,200
  President and Chief             1998        438,000       123,516         100,000      17,155              3,200
  Executive Officer

Gerald A. Henseler                2000        352,500       271,425            -         91,906              3,400
  Executive Vice President        1999        339,000       203,400          20,000      46,668              3,082
  and Chief Financial Officer     1998        326,000        76,610          18,000      12,768              3,024

John E. Tiffany                   2000        211,000       129,976            -         54,659              3,400
  Vice President                  1999        201,000        96,480          15,000      27,581              2,569
  Manufacturing                   1998        191,000        35,908          12,000       7,481              2,499

Dennis J. Meyer                   2000        206,000       126,896          12,000      53,659              3,400
  Vice President                  1999        198,000        95,040          12,000      27,222              2,691
  Marketing and Planning          1998        189,500        35,626          12,000       7,422              3,096

Ronald D. Kneezel                 2000        206,000       126,896          12,000      53,600              3,400
  Vice President, General         1999        198,000        95,040          12,000      27,163              2,986
  Counsel and Secretary           1998        188,000        35,344          12,000       7,363              2,959


----------------------------

(1)       Certain personal benefits provided by the Company to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer's salary and bonus in each respective year.

(2)       For fiscal 2000, consists of Company matching contributions under the Company's Incentive Savings Plan, which is a profit sharing plan under Section 401(k) of the Internal Revenue Code.

(3)       Since January 22, 2001, Mr. Belcher has served as Chairman and Chief Executive Officer of the Company.
          Stephanie A. Streeter was appointed President and Chief Operating Officer of the Company on that date.


Stock Options

          The Company has in effect equity plans pursuant to which options to purchase Common Stock may be granted to key employees (including executive officers) of the Company and its subsidiaries. The following table presents certain information as to grants of stock options made during fiscal 2000 to each of the named executive officers.

                                         Option Grants in 2000 Fiscal Year
                                                                                                            Grant
                                                                                                            Date
                                          Individual Grants                                                 Value
     -----------------------------------------------------------------------------------------------    --------------

                                                      Percentage of
                                    Number of         Total Options
                                   Securities           Granted to       Exercise or                       Grant Date
                                   Underlying          Employees in      Base Price       Expiration        Present
          Name                  Options Granted(1)      Fiscal Year       ($/share)         Date             Value(2)
          ----                  ------------------     -------------      ----------      ----------       ----------
Donald D. Belcher...........        100,000               17.6%            $18.375         7/24/10          $448,000
Gerald A. Henseler..........              -                -                 -                -                    -
John E. Tiffany.............              -                -                 -                -                    -
Dennis J. Meyer.............         12,000                2.1              18.375         7/24/10            53,760
Ronald D. Kneezel...........         12,000                2.1              18.375         7/24/10            53,760

-----------------------

(1)       The options reflected in the table (which are nonstatutory stock options for purposes of the Internal
          Revenue Code) were granted on July 24, 2000 and vest ratably over the three-year period following the date of grant. The options are subject to early vesting in the case of the optionee's death, disability or retirement after reaching age 65.

(2)       The option values presented are based on the Black-Scholes option pricing model adopted for use in valuing stock options. Material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the table above include the following: (a) an exercise price of the option equal to the fair market value of the underlying stock on the date of grant; (b) a risk-free rate of return representing the interest rate on a U.S. Treasury security with a maturity date corresponding to the term of the option; (c) volatility of 34.75%, which was calculated using daily
          Common Stock prices for the one-year period prior to the date of grant; (d) a dividend yield equal to
          3.27% representing the dividend yield on the Common Stock as of the date of grant; (e) an option term of ten years; and (f) reductions of 15.59% to reflect the probability of forfeiture due to termination prior to vesting and 16.81% to reflect the probability of a shortened option term due to termination of employment prior to the expiration date. The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the price of the Common Stock over the option exercise price on the date that the option is exercised. There is no assurance that the value realized by an optionee will be at or near the value estimated under the Black-Scholes model.

          The following table sets forth information regarding the fiscal year-end value of unexercised options held by the named executive officers. No options were exercised by the named executive officers in the 2000 fiscal year.

                          Fiscal Year-End Option Values
                                         Number of Securities        Value of Unexercised In-the-
                                        Underlying Unexercised          Money Options at Fiscal
                                      Options at Fiscal Year-End             Year-End (1)
Name                                 Exercisable    Unexercisable    Exercisable     Unexercisable
----                                 -----------    -------------    -----------     -------------

Donald D. Belcher..............         265,834         246,666      $  416,889      $ 1,096,261
Gerald A. Henseler.............          69,667          19,333          92,361           25,599
John E. Tiffany................          46,750          14,000          62,640           19,200
Dennis J. Meyer................          40,000          24,000          47,460           99,900
Ronald D. Kneezel.....................   46,500          24,000          60,720           99,900

---------------------------

(1)       The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at fiscal year-end.

Long-Term Incentives

          The Company maintains the Banta Corporation Economic Profit (EP) Long-Term Incentive Plan (the "EP Long-Term Plan"), which provides an incentive based both on earnings per share performance and on the value created (i.e., "economic profit") when a business generates a financial return that exceeds the total cost of capital employed. The EP Long-Term Plan defines economic profit as the difference between (a) net operating profit after tax and (b) the charge for capital employed in the business. Payouts under the EP Long-Term Plan are made in three annual installments and outstanding installments remain "at risk" and subject to total loss or offset depending on future Company performance. The Company also maintains the Banta Corporation Economic Profit (EP) Incentive Compensation Plan (the "EP Incentive Plan"), which provides an annual incentive based on earnings per share performance, the creation of economic profit and, for participants affiliated with a specific business unit, the operating earnings for such unit. The EP Incentive Plan incorporates a "bonus bank" into which annual awards thereunder in excess of 200% of target, if any, are credited but not paid. Such bonus amounts are thereafter scheduled to be paid out over time, but remain "at risk" and subject to total loss or partial offset depending upon future performance.

          Set forth below under the heading "Maximum" is the sum of (a) the amount of unpaid installments under the EP Long-Term Plan and (b) the amount credited to the "bonus bank" under the EP Incentive Plan for each of the named executive officers at the end of fiscal 2000. The amounts under the heading "Threshold" reflect the fact that the foregoing amounts are "at risk" and subject to total loss.

             Long-Term Incentive Plans -- Awards in 2000 Fiscal Year

         Name                               Estimated Future Payouts
         ----                   ------------------------------------------------
                                      Threshold                  Maximum
                                      ---------                  -------
Donald D. Belcher............     $    0                        $193,666
Gerald A. Henseler...........          0                         124,376
John E. Tiffany..............          0                          74,256
Dennis J. Meyer..............          0                          72,674
Ronald D. Kneezel............          0                          72,674


          The Company also has in effect the Banta Corporation Key Management Retention Plan (the "Retention Plan"), which provides an incentive based on the Company's earnings per share over the two-year period ending March 31, 2001. Payouts under the Retention Plan will be based on the Company's cumulative earnings per share on a fully diluted basis (subject to certain adjustments) for the period from April 4, 1999 through March 31, 2001. For each full cent that such earnings per share exceed $3.60, each participant will receive 1.25% of his maximum award, but in no case more than 100% of such maximum award. A participant whose employment with the Company is terminated on or before March 31, 2001 for any reason, except death or permanent disability, will not be eligible to receive any award under the Retention Plan. Payouts under the Retention Plan if earned will be made in one lump sum after March 31, 2001. Notwithstanding the foregoing, in the event of a change of control of the Company (as defined in the Retention Plan), all awards thereunder will immediately vest and become payable.

          Set forth below under the heading "Maximum" is the highest amount that may be earned under the Retention Plan by each of the named executive officers other than Mr. Belcher who does not participate in the Plan. The amounts under the heading "Threshold" reflect the fact that the foregoing amounts may not be earned if the earnings per share threshold is not achieved or if the named executive officer's employment is terminated prior to the award being earned.

           Key Management Retention Plan - Awards in 2000 Fiscal Year

                       Performance or other period
    Name                until maturation or payout     Estimated Future Payouts
    ----                --------------------------    -------------------------
                                                      Threshold        Maximum
                                                      ---------        -------
Gerald A. Henseler.....      4/4/99 to 3/31/01        $   0           $225,000
John E. Tiffany........      4/4/99 to 3/31/01            0            225,000
Dennis J. Meyer........      4/4/99 to 3/31/01            0            225,000
Ronald D. Kneezel......      4/4/99 to 3/31/01            0            225,000


Pension Plan Benefits

          The following table sets forth the estimated annual pension benefits payable to a covered participant at normal retirement age under the Company's Employees Pension Plan as well as under the Company's Supplemental Retirement Plan (which, in part, provides benefits that would otherwise be denied participants by reason of (i) certain Internal Revenue Code limitations on qualified benefit plans and (ii) the exclusion of cash incentive awards and deferred compensation in calculating benefits under the qualified plan). The benefits that are payable under the pension and retirement plans are based upon remuneration that is covered under the plans and years of service with the Company and its subsidiaries.

                                              Pension Plan Table
                                                       Yearly Pension After
      Average Monthly                                Specified Years of Service
   Compensation in Five       ---------------------------------------------------------------------------------
 Highest Consecutive Years       10 Years     15 Years      20 Years     25 Years      30 Years     35 Years
 -------------------------       --------     --------      --------     --------      --------     --------
      $    24,000                 $72,000      $93,600      $115,200     $136,800      $158,400     $180,000
           36,000                 108,000      140,400       172,800      205,200       237,600      270,000
           48,000                 144,000      187,200       230,400      273,600       316,800      360,000
           60,000                 180,000      234,000       288,000      342,000       396,000      450,000
           72,000                 216,000      280,800       345,600      410,400       475,200      540,000
           84,000                 252,000      327,600       403,200      478,800       554,400      630,000
           96,000                 288,000      374,400       460,800      547,200       633,600      720,000
          108,000                 324,000      421,200       518,400      615,600       712,800      810,000
          120,000                 360,000      468,000       576,000      684,000       792,000      900,000

          A participant's remuneration covered by the Company's pension arrangement is such participant's base salary, annual bonus and long-term incentive compensation. The covered remuneration paid for each of the last three fiscal years to the named executive officers is set forth in the Summary Compensation Table under the headings "Salary", "Bonus" and "LTIP Payouts." As of December 31, 2000, Messrs. Belcher, Henseler, Tiffany, Meyer, and Kneezel had completed 6, 34, 12, 7 and 12 years of credited service under the Company's pension plans, respectively. Benefits shown in the table are computed as a straight single life annuity assuming retirement at age 65. The benefits reflected in the table are not subject to reduction for Social Security benefits.

Agreements with Named Executive Officers

          The Company has an agreement with Mr. Henseler which provides for certain benefits in the event of termination of employment after a change of control of the Company. The principal benefits are: (a) a bonus under any Company bonus or incentive plan or plans for the year in which termination occurs; (b) continued salary payments and life insurance and medical and disability insurance for a maximum of four years, with reduced payments for a surviving spouse; (c) additional pension benefits to fully or partially compensate for the reduction of benefits under the Company's pension plan due to termination of employment; and (d) full exercise rights for all stock options for three months following termination of employment. These benefits are made available if Mr. Henseler's employment is terminated by the Company other than for cause as defined in the agreement or if he terminates his employment because of significant changes made in his working conditions or status without his consent. Continued salary payments and insurance benefits are to be reduced by corresponding payments and benefits obtained from any successor employer. The transactions which are deemed to result in a "change of control" of the Company for purposes of Mr.

Henseler's agreement include: (1) the acquisition of more than 30% of the voting stock of the Company by any person, organization or group; (2) the sale of all or substantially all of the Company's business or assets; (3) a consolidation or merger, unless the Company or a subsidiary is the surviving corporation; (4) the acquisition of assets or stock of another entity if in connection with the acquisition new persons become directors of the Company and constitute a majority of the Board; and (5) the election in opposition to the nominees proposed by management of two or more directors in any one election on behalf of any person, organization or group.

          The Company also has agreements with Messrs. Belcher, Tiffany, Meyer, Kneezel and certain other officers and key employees which, in addition to benefits similar to those described in (a), (c) and (d) above, provide for continued employment for periods of from two to three years after a change of control (the "Employment Period") and for lump-sum termination payments equal to three times the executive's base salary plus the highest incentive compensation earned by the executive in any year during the preceding three years if employment is terminated during the Employment Period by the Company (other than for cause or disability) or by the executive due to significant changes in his working conditions or status without his consent. The agreements also provide the foregoing benefits in connection with certain terminations which are effected in anticipation of a change of control. Under the agreements, the executive's employee benefits such as health, accident and life insurance will also be continued following a termination for which a termination payment is made for up to three years or until comparable benefits are available from a new employer. The agreements provide that, if any payments thereunder constitute an "excess parachute payment" under the Internal Revenue Code, the Company will pay the officer the amount necessary to offset the excise tax and any additional taxes resulting from the payment of an excess parachute payment. In addition, the Company has agreed to pay Mr. Belcher a severance payment of two year's salary (and continue to provide health insurance for two years) if his employment with the Company is terminated other than for cause or disability prior to a change of control.

          The Company has deferred compensation plans for key employees in which the named executive officers are eligible to participate and which provide for deferral of salary and cash incentive compensation. Payments under the deferred compensation plans generally commence following retirement of the participant. However, in the event of a change of control, a participant in the deferred compensation plans will receive a lump sum payment. The lump sum payment will be equal to the present value of the participant's future benefits if the participant is receiving benefits at the time of such change of control or the amount standing to the participant's credit in his or her deferred compensation account if the participant is not otherwise entitled to receive benefits at the time of such change of control. Payment of such deferred amounts generally begins following the retirement of the participant and is not subject to acceleration in the event of a change of control of the Company. The Company has entered into an executive trust agreement with Firstar Bank, N.A. to provide a means of segregating assets for the payment of these benefits (as well as benefits under the Company's Supplemental Retirement Plan), subject to claims of the Company's creditors. Such trust is only nominally funded until the occurrence of a potential change of control.

          The Company also has an agreement with Mr. Henseler providing for monthly payments of $2,000 for 120 months in the event that Mr. Henseler's employment is terminated by the Company or as a result of his death or if Mr. Henseler retires after age 62. The agreement provides that Mr. Henseler may designate a beneficiary to receive the payments to which he is entitled in the event of his death prior to the receipt of any or all such payments. Payments under the agreement may be forfeited in the event Mr. Henseler engages in specified competitive activities during the first four years following his retirement or such termination.

Committee Report on Executive Compensation

          The Compensation Committee of the Board is responsible for all aspects of the Company's compensation package offered to its executive officers, including the named executive officers. The following is a report of the Compensation Committee regarding executive compensation:

          Policies Governing Executive Compensation. The Company's general policies relating to executive compensation are: (a) to establish a direct link between executive compensation and the annual, intermediate-term and long-term performance of the Company; (b) to provide performance-based compensation opportunities (including equity-based awards) which allow executive officers to earn rewards for maximizing shareholder value; (c) to attract and retain the key executives necessary for the Company's long-term success; and (d) to reward individual initiative and the achievement of specified goals. In applying these general policies, the objective of the Compensation Committee has been to ensure that a significant portion of the compensation paid to senior executive officers, such as the named executive officers, be incentive-based since these individuals have significant control and responsibility for the Company's direction and performance. The intent of the Compensation Committee is that there would be greater variability in the levels of compensation paid to these officers which is directly linked to Company performance.

          Executive Compensation Package. As reflected under the section entitled "Executive Compensation," the Company's executive compensation package currently consists of a mix of salary, annual and long-term bonus awards and stock option grants as well as benefits under the employee benefit plans offered by the Company.

          In setting and adjusting executive salaries, including the salaries of the Chief Executive Officer and the other named executive officers, the Compensation Committee, in conjunction with the Company's independent compensation consultants, has historically compared the base salaries paid or proposed to be paid by the Company with the ranges of salaries paid by corporations of similar size relative to the Company and operating in comparable industries. The companies in the comparison group, which were selected based on their size and performance compatibility, manufacturing orientation and geographic diversity, are not solely in the graphic arts industry and accordingly are not necessarily the companies in the peer group identified in the section entitled "Performance Information." It is the judgment of the Compensation Committee that a review of the compensation practices of companies with the characteristics of the comparison group is appropriate in establishing competitive salary ranges for the Company's executive officers.

          Based on its analysis of comparative data, the Compensation Committee increased the minimum, midpoint and maximum ranges for each salary grade by 3.0% for fiscal 2000. The Compensation Committee also approved a 4.2% guideline for 2000 executive officer base salary increases, subject to individual variances to reflect above or below average performance. In establishing salaries for each individual executive officer, Mr. Belcher, the Company's Chief Executive Officer, made specific recommendations for salary adjustments (other than his own) to the Compensation Committee based on the foregoing guidance provided by the Committee as well as a review of industry comparables, the level of responsibility delegated to the particular executive officer, the expertise and skills offered by each officer, the officer's individual job performance and the performance of the group over which the individual had responsibility. These various factors were considered on a case-by-case basis and no specific formula was used to give any one factor a relative weight as compared to the others. The Compensation Committee reviewed the foregoing recommendations and then made final decisions on the base salaries to be paid by the Company. The Compensation Committee also reviewed and fixed the base salary of Mr. Belcher for 2000 based on similar competitive compensation data and individual job performance criteria. The base salary paid to Mr. Belcher for fiscal 2000 was $550,000.

          The Compensation Committee has adopted the EP Incentive Plan, which provides an annual incentive for certain employees of the Company, including the named executive officers. The factors on which awards under the EP Incentive Plan are based include: (i) earnings per share performance; (ii) the creation of economic profit (i.e., the difference between net operating profit after tax and the charge for capital employed in the business); and (iii) for participants affiliated with a specific business unit, the operating earnings for such unit. For purposes of the economic value creation component of the formula, the EP Incentive Plan defines economic profit as the difference between (a) net operating profit after tax and (b) the charge for capital employed in the business. The EP Incentive Plan is designed to reward executive officers and key managers for both EPS performance and productive use of Company assets, reduction of costs and creation of efficiencies throughout the Company's organization. Under the EP Incentive Plan, target bonuses calculated as a percentage of salary are fixed by the Compensation Committee. Target economic profit levels have been established by the Committee and adjust on an annual basis by a predetermined formula subject to Committee approval. The EP Incentive Plan also incorporates a "bonus bank" into which that portion of an award, if any, in excess of 200% of target is credited. Such bonus amounts are thereafter scheduled to be paid out over time, but remain "at risk" and subject to total loss or partial offset depending on future performance as determined under the EP Incentive Plan. Depending upon performance, the bonus bank may have a negative balance that would need to be offset before payments could be made from the bank. Under the EP Incentive Plan, Mr. Belcher received a bonus of $508,200 for the 2000 fiscal year.

          The Compensation Committee has also adopted the EP Long-Term Plan, which provides long-term incentives for certain employees of the Company, including the named executive officers. The EP Long-Term Plan is similar to the EP Incentive Plan. Awards paid under the EP Long-Term Plan to the executive officers are paid based entirely on Company performance (EPS and economic profit performance) and are paid out in three annual installments. The payouts which are deferred remain "at risk" and subject to total loss or partial offset depending on future Company performance. Similar to the EP Incentive Plan, the EP Long-Term Plan contemplates that the bonus bank may have a negative balance based on the performance levels achieved. Mr. Belcher received an award of $140,238 under the EP Long-Term Plan in 2000.

          The Compensation Committee has also adopted the Retention Plan, which provides an incentive tied to the Company's earnings per share over a two-year period ending on March 31, 2001. The purpose of the Retention Plan is to provide an additional inducement for certain key employees to remain with the Company for at least that two-year period that such Plan is in effect. Pursuant to the Retention Plan, a participant whose employment with the Company is terminated on or before March 31, 2001 for any reason, except death or permanent disability, will not be eligible to receive any award under the Retention Plan. Payouts under the Retention Plan will be based on the Company's two-year cumulative earnings per share on a fully diluted basis (subject to certain adjustments) for the period from April 4, 1999 through March 31, 2001. For each full cent that such earnings per share exceed $3.60, each participant will receive 1.25% of his maximum award, but in no event will a participant receive more than 100% of such maximum award. Payouts under the Retention Plan if earned will be made in one lump sum payment after March 31, 2001. In the event of a change of control of the Company, awards under the Retention Plan will immediately vest and become payable. Mr. Belcher does not participate in the Retention Plan.

          In addition to the foregoing annual and long-term incentive plans, the Company's executive compensation package includes stock option grants. Under the Equity Plan, the Compensation Committee also has the authority to grant, in addition to stock options, other equity-based awards, including stock appreciation rights, restricted stock and performance shares. To date, however, only stock options have been granted under the Company's equity-based plans. Stock options granted by the Compensation Committee have a per share exercise price of 100% of the fair market value of a share of Common Stock on the date of grant and, accordingly, the value of the option will be dependent on the future market value of the Common Stock. It has been the policy of the Compensation Committee that options should provide a long-term incentive and align the interests of management with the interests of shareholders.

          In determining proposed stock option grants to be made to the Company's executive officers, the Compensation Committee reviews, in consultation with the Company's independent compensation consultants, option grants made by a select group of peer companies. In 2000, the peer group companies, some of which are included in the peer group described in the section entitled "Performance Information," consisted of both industry competitors as well as Midwestern-based companies of comparable size to the Company. Based on this analysis, Mr. Belcher received an option to purchase 100,000 shares of Common Stock at a per share exercise price of $18.375 on July 24, 2000. By tying a portion of each executive officer's overall compensation to stock price through the grant of options, the Compensation Committee seeks to enhance its objective of providing a further incentive to maximize long-term shareholder value.

          In connection with the equity-based plans, the Company endorses the policy that stock ownership by management is an important factor in aligning the interests of management and shareholders. The Company has adopted stock ownership guidelines that are intended to encourage stock ownership by management. Under these guidelines, management personnel are expected to own a specified number of shares of Common Stock depending upon their respective salary grade. The Compensation Committee considers an individual's compliance with the stock ownership guidelines in determining the size of equity-based grants.

          The Company's policy with respect to other employee benefit plans is to provide competitive benefits to the Company's employees, including executive officers, to encourage their continued service with the Company. In the view of the Compensation Committee, a competitive benefits package is an essential component in achieving the Company's goal of being able to attract new key employees from time to time as events warrant.

          Under Section 162(m) of the Internal Revenue Code, the tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Compensation Committee currently intends, in all appropriate circumstances, to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Internal Revenue Code.

                                BANTA CORPORATION
                             COMPENSATION COMMITTEE

                         Jameson A. Baxter, Chairperson
                                John F. Bergstrom
                              Richard L. Gunderson
                                Ray C. Richelsen
                               Michael J. Winkler

Compensation Committee Interlocks and Insider Participation

          During 2000, the Compensation Committee consisted of Ms. Baxter (Chairperson) and Messrs. Bergstrom, Gunderson, Richelsen and Winkler. Mr. Winkler is Executive Vice President and Group General Manager of Compaq Computer Corporation. The Company has an agreement with Compaq pursuant to which it provides various supply-chain management services in connection with the configuration, testing and worldwide distribution of Compaq's hard drives. The Company's revenue attributable to its contract with Compaq totaled $120.6 million in 2000. The Company expects that revenues from the Compaq contract in fiscal 2001 could equal or exceed the revenue level attained in fiscal 2000.

                          REPORT OF THE AUDIT COMMITTEE

          The Audit Committee of the Board of Directors is composed of three independent directors, each of whom is independent as defined in the New York Stock Exchange's listing standards. The Committee operates under a written charter adopted by the Board, which is attached to this Proxy Statement as Appendix A. The Committee recommends to the Board the selection of the Company's independent auditors.

          The Company's management ("management") is responsible for the Company's internal controls and the financial reporting process, including the system of internal controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

          The Company's independent auditors have provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors their independence. The Committee considered whether the independent auditors provision of non-audit services is compatible with maintaining the independent auditors' independence. The fees paid to the independent auditors for fiscal 2000 were as follows:

     Audit Fees                                                 $225,000
     Financial Information Systems Design
        and Implementation Fees                                 $195,000
     All Other Fees (relating primarily to
        foreign statutory audits and audits of the
        Company's employee benefit plans)                       $188,000

          The Audit Committee discussed with the Company's internal and independent auditors the overall scopes and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal controls and overall quality of the Company's financial reporting.

          Based on the Audit Committee's reviews and discussions with management, the internal auditors and the independent auditors referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 1, 2001 for filing with the Securities and Exchange Commission.

                        BANTA CORPORATION AUDIT COMMITTEE

                        Richard L. Gunderson, Chairperson
                                Ray C. Richelsen
                                Bernard S. Kubale


                             PERFORMANCE INFORMATION

          Set forth below are line graphs during the last five years comparing the Company's cumulative total shareholder return with the cumulative total return of companies in the Standard & Poor's 500 Stock Index and companies in a peer group selected in good faith by the Company. The total return information presented in the graphs assumes the reinvestment of dividends. The companies in the peer group are: Cadmus Communications Corp.; Courier Corp.; R. R. Donnelley & Sons Company; and Quebecor Inc. The returns of each company in the peer group have been weighted based on such company's relative market capitalization.


                 Comparison Of Five Year Cumulative Total Return
         Among Banta Corporation, S&P 500 Index And Peer Group Companies

                            [STOCK PERFORMANCE CHART]

                                            December 31,
                       1995      1996      1997       1998       1999      2000
                       ----      ----      ----       ----       ----      ----
Banta Value........   $100      $ 79       $ 95      $ 99       $ 83       $ 97
S&P 500 Composite..    100       123        164       211        252        226
Peer Group.........    100        81         99       117         72         82

                     APPROVAL OF THE EQUITY PLAN, AS AMENDED

General

          The Board has unanimously adopted amendments to the Equity Plan contingent upon shareholder approval of the Equity Plan, as so amended, at the Annual Meeting. Among other things, the amendments to the Equity Plan increase the aggregate number of shares of Common Stock issuable thereunder from 2,500,000 to 5,000,000. As of the record date for the Annual Meeting, an aggregate of 2,307,734 shares of Common Stock were subject to outstanding awards under the Equity Plan and 105,971 shares remained available for the granting of new awards under the Equity Plan. Although the Equity Plan provides for the award of stock options, stock appreciation rights ("SARs"), restricted stock and performance shares, only stock options have been granted under the Equity Plan to date. The Board approved the above-described amendment to allow for the issuance of additional shares under the Equity Plan.

          The amendments to the Equity Plan also adjust the maximum number of stock options that may be granted on an annual basis to individual participants. As amended, the

Equity Plan provides that no participating key employee may be granted, during any calendar year, stock options for more than 300,000 shares, up from the prior limitation of 150,000 shares. In addition, the amendments to the Equity Plan increase from 4,500 to 6,000 the number of shares subject to non-qualified stock options automatically granted to a new non-employee director of the Company on the date of his or her initial election as a director. The amendments to the Equity Plan also increase from 1,500 to 3,000 the number of shares subject to non-qualified stock options automatically granted to each non-employee director of the Company on an annual basis. The Equity Plan, as amended, also limits the total number of performance shares that may be awarded thereunder to 750,000 shares. Previously, there was no limit on the number of performance shares that could be awarded under the Equity Plan. The Board's approval of the foregoing amendments is contingent upon shareholder approval of the Equity Plan, as amended, at the Annual Meeting.

          The following summary description of the Equity Plan, as amended, is qualified in its entirety by reference to the full text of such Plan which is attached to this Proxy Statement as Appendix B.

Purpose

          The purpose of the Equity Plan is to promote the best interests of the Company and its shareholders by providing key employees of the Company and its affiliates, and members of the Board who are not employees of the Company or its affiliates, with an opportunity to acquire a proprietary interest in the Company. The Equity Plan is intended to promote continuity of management and to provide increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its affiliates, the Company seeks to attract and retain on the Board persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

Administration and Eligibility

          The Equity Plan is administered by a committee of the Board (the "Committee") consisting of no less than two directors who are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. In the event that the Committee is not appointed, the functions of the Committee will be exercised by those members of the Board who qualify as "non-employee directors" under Rule 16b-3 and as "outside directors" within the meaning of Section 162(m). The Compensation Committee is designated as the current administrator of the Equity Plan. Among other functions, the Committee has the authority to establish rules for the administration of the Equity Plan; to select the key employees of the Company and its affiliates to whom awards will be granted; to determine the types of awards to be granted to key employees and the number of shares covered by such awards; and to set the terms and conditions of such awards. The

Committee may also determine whether the payment of any proceeds of any award shall or may be deferred by a key employee participating in the Equity Plan. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee in connection with the Equity Plan, other than with respect to those persons who file reports under Section 16 of the Exchange Act (e.g., executive officers and directors of the Company). Subject to the express terms of the Equity Plan, determinations and interpretations with respect thereto will be in the sole discretion of the Committee, whose determinations and interpretations will be binding on all parties.

          Any key employee of the Company or any affiliate, including any executive officer or employee-director of the Company, is eligible to be granted awards by the Committee under the Equity Plan. In addition to key employees, each non-employee director of the Company is automatically entitled, as described below, to receive option grants under the Equity Plan. Approximately 120 persons are currently eligible to participate in the Equity Plan. The number of eligible participants may increase over time based upon future growth of the Company.

Awards Under the Equity Plan; Available Shares

          The Equity Plan authorizes the granting to key employees of: (a) stock options, which may be either incentive stock options meeting the requirements of
Section 422 of the Internal Revenue Code ("ISOs") or non-qualified stock options; (b) SARs; (c) restricted stock; and (d) performance shares. The Equity Plan also provides for the automatic grant of non-qualified options to non-employee directors of the Company. The Equity Plan, as amended, provides that up to a total of 5,000,000 shares of Common Stock (subject to adjustment as described below) are available for the granting of awards thereunder, which number includes prior awards under the Equity Plan.

          If any shares subject to awards granted under the Equity Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the award, such shares will be available for the granting of new awards under the Equity Plan. Any shares delivered pursuant to an award may be either authorized and unissued shares of Common Stock or treasury shares held by the Company.

Terms of Awards

          Option Awards to Key Employees. Options granted under the Equity Plan to key employees may be either ISOs or non-qualified stock options. No individual key employee may be granted, during any calendar year, options to purchase in excess of 300,000 shares of Common Stock under the Equity Plan, as amended (subject to adjustment as described below).

          The exercise price per share of Common Stock subject to options granted to key employees under the Equity Plan will be determined by the Committee, provided that the exercise price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The term of any option granted to a key employee under the Equity Plan will be as determined by the Committee, provided that the term of an ISO may not exceed ten years from the date of its grant. Options granted to key employees under the Equity Plan will become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by the Committee. Options may be exercised by payment in full of the exercise price, either (at the discretion of the Committee) in cash or in whole or in part by tendering shares of Common Stock or other consideration having a fair market value on the date of exercise equal to the option exercise price. All ISOs granted under the Equity Plan will also be required to comply with all other terms of Section 422 of the Internal Revenue Code.

          Option Awards to Non-Employee Directors. Under the Equity Plan, as amended, any person who is first elected as a non-employee director of the Company will automatically be granted, on the date of such election, a non-qualified stock option to purchase 6,000 shares of Common Stock (subject to adjustment as described below). In addition, the Equity Plan, as amended, provides that each non-employee director (if he or she continues to serve in such capacity) will, on the day after the annual meeting of shareholders in each year, automatically be granted an option to purchase 3,000 shares of Common Stock (subject to adjustment as described below). Notwithstanding the preceding sentence, the Equity Plan provides that if a person who is first elected as a non-employee director on the date of an annual meeting of shareholders receives the initial option grant under the Equity Plan on that date, such director will not be entitled to begin receiving subsequent grants until the day following the next succeeding annual meeting of shareholders. Non-employee directors will be entitled to receive the automatic grants under the Equity Plan as described above only for so long as the Equity Plan remains in effect and a sufficient number of shares are available for the granting of those options thereunder.

          The option price per share of any option granted to a non-employee director must be 100% of the "market value" of a share of Common Stock on the date of grant of such option. The "market value" of a share on the date of grant to the non-employee director will be the closing price per share for the Common Stock on the New York Stock Exchange on the trading day next preceding such grant date or, if no trading occurred on the trading date next preceding the date on which the non-qualified stock option is granted, then the "market value" per share shall be determined with reference to the next preceding date on which the shares were traded. An option granted to a non-employee director becomes exercisable six months after the date of grant, except that if the non-employee director ceases to be a director by reason of death, disability or retirement within six months after the date of grant, the option will become immediately exercisable in full.

          Options granted to non-employee directors will terminate on the earlier of (a) ten years after the date of grant or (b) twelve months after the non-employee director ceases to be a director of the Company. Options granted to non-employee directors may be exercised under the Equity Plan by payment in full of the exercise price, either in cash or in whole or in part by tendering previously acquired shares of Common Stock having a market value on the date of exercise equal to the option exercise price.

          The Committee has no discretion to alter the provisions governing options granted to non-employee directors.

          SARs. An SAR granted under the Equity Plan will confer on the key employee holder a right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of Common Stock on the date of exercise over (b) the grant price of the SAR as specified by the Committee. The grant price of an SAR under the Equity Plan may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The grant price, term, methods of exercise, methods of settlement (including whether the holder of an SAR will be paid in cash, shares of Common Stock or other consideration), and any other terms and conditions of any SAR granted under the Equity Plan are determined by the Committee at the time of grant. Pursuant to the terms of the Equity Plan, no individual key employee may be granted, during any calendar year, SARs thereunder with respect to in excess of 50,000 shares of Common Stock (subject to adjustment as described below).

          Restricted Stock. Shares of restricted Common Stock granted to key employees under the Equity Plan will be subject to such restrictions as the Committee may impose, including any limitation on the right to vote such shares or receive dividends thereon. The restrictions imposed on the shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Committee may deem appropriate. Except as otherwise determined by the Committee, upon termination of a key employee's employment for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be subject to forfeiture by the key employee.

          The Equity Plan limits the total number of shares of restricted stock that may be awarded thereunder to 225,000 shares. In addition, no individual key employee may be granted, during any calendar year, in excess of 50,000 shares of restricted stock under the Equity Plan. The foregoing numerical limitations on the issuance of shares of restricted stock are subject to adjustment as described below.

          Performance Shares. The Equity Plan also provides for the granting of performance shares to key employees. The Committee will determine and/or select the applicable performance period, the performance goal or goals (and the performance level or levels related thereto) to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any performance goal and, if applicable, the relative percentage weighting given to each of the selected performance goals, the restrictions applicable to shares of restricted stock received upon payment of performance shares if payment is made in such manner, and any other terms, conditions and rights relating to the grant of performance shares. Under the terms of the Equity Plan, the Committee may select from various performance goals, including return on equity, return on investment, return on net assets, economic value added, earnings from operations, pre-tax profits, net earnings, net earnings per share, working capital as a percent of net sales, net cash provided by operating activities, market price for the Common Stock and total shareholder return. In conjunction with selecting the applicable performance goal or goals, the Committee will also fix the relevant performance level or levels (e.g., a 15% return on equity) which must be achieved with respect to the goal or goals in order for the performance shares to be earned by the key employee. The performance goals selected by the Committee under the Equity Plan may, to the extent applicable, relate to a specific division or subsidiary of the Company or apply on a Company-wide basis. The Equity Plan, as amended, limits the total number of shares of performance shares that may be awarded thereunder to 750,000 shares. Previously, there was no limit on the number of performance shares that could be issued under the Equity Plan.

          Following completion of the applicable performance period, payment on performance shares granted to and earned by key employees will be made in shares of Common Stock (which, at the discretion of the Committee, may be shares of restricted stock) equal to the number of performance shares payable. The Committee may provide that, during a performance period, key employees will be paid cash amounts with respect to each performance share granted to such key employees equal to the cash dividend paid on a share of Common Stock. Pursuant to the terms of the Equity Plan, no key employee may receive, during any calendar year, more than 50,000 performance shares thereunder (subject to adjustment as described below).

Adjustments

          If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Equity Plan, then the Committee will generally have the authority to, in such manner as it deems equitable, adjust (a) the number and type of shares subject to the Equity Plan and which thereafter may be made the subject of awards, (b) the number and type of shares subject to outstanding awards, and (c) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award.

Limits on Transferability

          No award granted under the Equity Plan (other than an award of restricted stock on which the restrictions have lapsed) may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution. Each award will be exercisable during the participant's lifetime only by such participant or, if permissible under applicable law, by the participant's guardian or legal representative.

Amendment and Termination

          Subject to shareholder approval in certain circumstances, the Board may amend, alter, suspend, discontinue, or terminate the Equity Plan; provided, however, that the provisions governing the granting of options to non-employee directors may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder. Shareholder approval of any amendment of the Equity Plan must be obtained if (i) the amendment (a) increases the number of shares of Common Stock with respect to which awards may be granted under the Equity Plan, (b) expands the class of persons eligible to participate under the Equity Plan or (c) otherwise increases in any material respect the benefits payable under the Equity Plan; or (ii) if otherwise required by the Internal Revenue Code or any rules promulgated thereunder (in order to allow for ISOs to be granted under the Equity Plan), or the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which shares of Common Stock are then traded (in order to maintain the listing of the shares thereon). Termination of the Equity Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the Equity Plan except as they may lapse or be terminated by their own terms and conditions.

Withholding

          Not later than the date as of which an amount first becomes includible in the gross income of a key employee for federal income tax purposes with respect to any award under the Equity Plan, the key employee will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to awards under the Equity Plan may be settled with shares of Common Stock (other than shares of restricted stock), including shares of Common Stock that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. The obligations of the Company under the Equity Plan are conditional on such payment or arrangements, and the Company and any affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the key employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock.

Certain Federal Income Tax Consequences

          Stock Options. The grant of a stock option under the Equity Plan creates no income tax consequences to the key employee or the non-employee director or the Company. A key employee or a non-employee director who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee or the non-employee director. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common

Stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise.

          In general, a key employee will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, any gain or loss realized by the key employee on the disposition of the Common Stock acquired pursuant to the exercise of an ISO will be treated as a long-term capital gain or loss and no deduction will be allowed to the Company. If the key employee fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant of the ISO and one year from the date of exercise, the key employee will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or (b) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee. Any additional gain realized by the key employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Common Stock has been held for more than one year from the date of exercise.

          Stock Appreciation Rights. The grant of an SAR will create no income tax consequences for the key employee or the Company. Upon exercise of an SAR, the key employee will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of Common Stock or other property received, except that if the key employee receives an option or shares of restricted stock upon exercise of an SAR, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee.

          Restricted Stock. A key employee will not recognize income at the time an award of restricted stock is made under the Equity Plan, unless the election described below is made. A key employee who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time reduced by any amount paid for the restricted stock. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will generally result in capital gain or loss (long-term or short-term depending upon the length of time the restricted stock is held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. The Company will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

          A key employee may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award reduced by any amount paid for the restricted stock. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the key employee in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the key employee who has made an election subsequently forfeits the restricted stock, the key employee will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

          Performance Shares. The grant of performance shares will create no income tax consequences for the key employee or the Company. Upon the receipt of shares of Common Stock at the end of the applicable performance period, the key employee will recognize ordinary income equal to the fair market value of the shares of Common Stock received, except that if the key employee receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to such restricted stock. In addition, the key employee will recognize ordinary income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee.

Future Plan Benefits

          During fiscal 2000, the Committee approved grants of stock options to executive officers and others that are not subject to shareholder approval of the Equity Plan, as amended. See "Executive Compensation-Stock Options." The Committee has not approved any grants of awards that require shareholder approval of the Equity Plan, as amended.

          Other than the automatic grants of stock options to non-employee directors, the Company cannot currently determine the number of shares or the type of shares that may be granted to eligible participants under the Equity Plan, as amended, in the future. Such determinations will be made from time to time by the Committee.

          On March 9, 2001, the closing price per share of the Common Stock on the New York Stock Exchange was $25.95.

Vote Required

          The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Annual Meeting (assuming a quorum is present) is required to approve the Equity Plan, as amended; provided that a majority of the outstanding shares of Common Stock are voted on the proposal. Assuming such proviso is met, any shares not voted at the Annual Meeting with respect to the Equity Plan, as amended, will have no impact on the vote. In the event that the Equity Plan, as amended, is not approved by shareholders at the

Annual Meeting, the Equity Plan (except for the amendments recently adopted by the Board as described above) will remain in full force and effect.

          THE BOARD RECOMMENDS A VOTE "FOR" THE Equity Plan, AS AMENDED. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE Equity Plan, AS AMENDED.

                         INDEPENDENT PUBLIC ACCOUNTANTS

          Arthur Andersen LLP acted as the independent auditors for the Company during the fiscal year ended January 1, 2001, and it is anticipated that such firm will be similarly appointed to act in the current fiscal year. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to answer appropriate questions and, if they so desire, to make a statement.

                                  OTHER MATTERS

Solicitation Expenses

          All expenses of solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies, and expects to pay such firm a fee of approximately $4,000 plus out-of-pocket expenses. Brokers, nominees and custodians who hold Common Stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. The regulations of the Securities and Exchange Commission require the officers and directors to furnish the Company with copies of all Section 16(a) forms they file. Based on such forms, the Company believes that all its officers and directors have complied with the Section 16(a) filing requirements.


                              SHAREHOLDER PROPOSALS

          Proposals of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Rule 14a-8") that are intended to be presented at the 2002 annual meeting of shareholders must be received by the Company no later than November 19, 2001 to be included in the Company's proxy materials for that meeting. Further, a shareholder who otherwise intends to present business at the 2002 annual meeting must comply with the requirements set forth in the Company's By-laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-laws, to the Secretary of the Company not less than 60 days and not more than 90 days prior to the second Tuesday in the month of April, provided that the date of the annual meeting is not advanced by more than 30 days or delayed by more than 60 days from the second Tuesday in the month of April. The 2002 annual meeting of shareholders is tentatively scheduled to be held on April 23, 2002. Under the By-laws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., a proposal a shareholder intends to present at the 2002 annual meeting of shareholders but does not intend to have included in the Company's proxy materials) on or prior to February 8, 2002 (assuming an April 23, 2002 meeting date), then the notice will be considered untimely and the Company will not be required to present such proposal at the 2002 annual meeting. If the Board nonetheless chooses to present such proposal at the 2002 annual meeting, then the persons named in proxies solicited by the Board for the 2002 annual meeting may exercise discretionary voting power with respect to such proposal.


                                        By Order of the Board of Directors
                                        BANTA CORPORATION



                                        Ronald D. Kneezel
                                        Secretary

The Company will furnish to any shareholder, without charge, a copy of its Annual Report on Form 10-K for the fiscal year 2000. Requests for the Form 10-K must be in writing and addressed to Gerald A. Henseler, Executive Vice President and Chief Financial Officer, Banta Corporation, P.O. Box 8003, Menasha, Wisconsin 54952.

                                                                      Appendix A
                                                                      ----------

                                Banta Corporation
            Charter of the Audit Committee of the Board of Directors

I.   Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     * Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     * Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     * Provide an open avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     * Provide sufficient opportunity for the internal and independent auditors to meet with the audit committee without members of management present.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgement. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board on recommendation of the Nominating and Corporate Governance Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee shall meet privately in executive session at least annually with management, the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III. Audit Committee Responsibilities and Duties

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

     Review Procedures
     -----------------

     1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published in the proxy statement at least every three years in accordance with SEC regulations.

     2. Review the Company's annual audited financial statements contained in the annual report to shareholders prior to filing or distribution. Review shall include discussion with management and independent auditors of significant issues regarding accounting principles, practices, judgements and any serious difficulties or disputes with management encountered during the course of the audit.

     3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61(see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

     Independent Auditors
     --------------------

     5. Recognizing that the independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, review the performance of the independent auditors and annually recommend to the Board of Directors the appointment of the auditors or approve any discharge of auditors when circumstances warrant.

     6. Approve the fees and other significant compensation to be paid to the independent auditors.

     7. On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     8. Review the independent auditors' audit plan - discussing scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     9. Prior to releasing the year-end earnings, discussing the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     Internal Audit Department and Legal Compliance
     ----------------------------------------------

     11. Review the internal audit function of the Company including independence and the proposed audit plans for the coming year.

     12. Review the budget, any changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

     13. Review the appointment, performance, replacement, reassignment or dismissal of the internal audit manager.

     14. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

     15. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     Other Audit Committee Responsibilities
     --------------------------------------

     16. Annually prepare a report to shareholders as required by the SEC and include said report in the Company's annual proxy statement.

     17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     18. Annually review a summary of director and officer related party transactions and potential conflicts of interest.

                                                                      Appendix B
                                                                      ----------

                                BANTA CORPORATION
                              EQUITY INCENTIVE PLAN
                                   As Amended

Section 1.     Purpose

               The purpose of the Banta Corporation Equity Incentive Plan, as amended (the "Plan"), is to promote the best interests of Banta Corporation (together with any successor thereto, the "Company") and its shareholders by providing key employees of the Company and its Affiliates (as defined below) and members of the Company's Board of Directors who are not employees of the Company or its Affiliates with an opportunity to acquire a proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

Section 2.     Definitions

               As used in the Plan, the following terms shall have the respective meanings set forth below:

               (a) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

               (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock or Performance Share granted under the Plan.

               (c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

               (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               (e) "Commission" shall mean the United States Securities and Exchange Commission or any successor agency.

               (f) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than two directors, each of whom is a "non-employee director for purposes of Section 16" within the meaning of Rule 16b-3 and each of whom is an "outside director" within the meaning of Section 162(m)(4)(C) of the Code (or any successor provision thereto).

               (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

               (h) "Excluded Items" shall mean any items which the Committee determines shall be excluded in fixing Performance Goals, such as any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.

               (i) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

               (j) "Incentive Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code (or any successor provision thereto).

               (k) "Key Employee" shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee.

               (l) "Non-Employee Director" shall mean any member of the Company's Board of Directors who is not an employee of the Company or of any Affiliate.

               (m) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option and shall mean any option granted to a Non-Employee Director under
Section 6(b) of the Plan.

               (n) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

               (o) "Participating Key Employee" shall mean a Key Employee designated to be granted an Award under the Plan.

               (p) "Performance Goals" shall mean the following (in all cases after excluding the impact of applicable Excluded Items):

                    (i) Return on equity for the Performance Period for the Company on a consolidated basis.

                    (ii) Return on investment for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

                    (iii) Return on net assets for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

                    (iv) Economic value added (as defined by the Committee at the time of selection) for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

                    (v) Earnings from operations for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

                    (vi) Pre-tax profits for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

                    (vii) Net earnings for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

                    (viii) Net earnings per Share for the Performance Period for the Company on a consolidated basis.

                    (ix) Working capital as a percent of net sales for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

                    (x) Net cash provided by operating activities for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

                    (xi) Market price per Share for the Performance Period.

                    (xii) Total shareholder return for the Performance Period for the Company on a consolidated basis.

               (q) "Performance Period" shall mean, in relation to Performance Shares, any period for which a Performance Goal or Goals have been established; provided, however, that such period shall not be less than one year.

               (r) "Performance Share" shall mean any right granted under
Section 6(e) of the Plan that will be paid out as a Share (which, in specified circumstances, may be a Share of Restricted Stock).

               (s) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

               (t) "Released Securities" shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

               (u) "Restricted Securities" shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

               (v) "Restricted Stock" shall mean any Share granted under Section 6(d) of the Plan or, in specified circumstances, a Share paid in connection with a Performance Share under Section 6(e) of the Plan.

               (w) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

               (x) "Shares" shall mean shares of common stock of the Company, $.10 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

               (y) "Stock Appreciation Right" shall mean any right granted under
Section 6(c) of the Plan.

Section 3.     Administration

               The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by a committee consisting of those members of the Board of Directors of the Company who qualify as "non-employee directors for purposes of Section 16" under Rule 16b-3 and as "outside directors" under Section 162(m)(4)(C) of the Code (or any successor provision thereto). To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Persons who are subject to Section 16 of the Exchange Act. To the extent the Committee has so delegated to one or more executive officers the authority and responsibility of the Committee, all references to the Committee herein shall include such officer or officers. Subject to the terms of the Plan and without limitation by reason of enumeration, the Committee shall have full power and authority to: (i) designate Participating Key Employees; (ii) determine the type or types of Awards to be granted to each Participating Key Employee under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards granted to Participating Key Employees; (iv) determine the terms and conditions of any Award granted to a Participating Key Employee; (v) determine whether, to what extent, and under what circumstances Awards granted to Participating Key Employees may be settled or exercised in cash, Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, and other amounts payable with respect to an Award granted to Participating Key Employees under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participating Key Employee, any Non-Employee Director, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate. Notwithstanding the foregoing, Awards to Non-Employee Directors under the Plan shall be automatic and the amount and terms of such Awards shall be determined as provided in Section 6(b) of the Plan.

Section 4.     Shares Available for Award

               (a) Shares Available. Subject to adjustment as provided in
Section 4(b):

                    (i) Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 5,000,000. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan.

                    (ii) Limitations on Awards to Individual Participants. No Participating Key Employee shall be granted, during any calendar year, Options for more than 300,000 Shares, Stock Appreciation Rights with respect to more than 50,000 Shares, more than 50,000 Shares of Restricted Stock and/or more than 50,000 Performance Shares under the Plan. Such number of Shares as specified in the preceding sentence shall be subject to adjustment in accordance with the terms of Section 4(b) hereof. In all cases, determinations under this Section 4(a)(ii) shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code (or any successor provision thereto) and any regulations promulgated thereunder.

                    (iii) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

                    (iv) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

               (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number. Notwithstanding the foregoing, Non-Qualified Stock Options subject to grant or previously granted to Non-Employee Directors under Section 6(b) of the Plan at the time of any event described in the preceding sentence shall be subject to only such adjustments as shall be necessary to maintain the relative proportionate interest represented thereby immediately prior to any such event and to preserve, without exceeding, the value of such Options.

Section 5.     Eligibility

               Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, shall be eligible to be designated a Participating Key Employee. All Non-Employee Directors shall receive Awards of Non-Qualified Stock Options as provided in Section 6(b).

Section 6.     Awards

               (a) Option Awards to Key Employees. The Committee is hereby authorized to grant Options to Key Employees with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

                    (i) Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

                    (ii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

                    (iii) Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee. The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

                    (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after December 6, 2004.

               (b) Non-Qualified Stock Option Awards to Non-Employee Directors.

                    (i) Eligibility. Each Non-Employee Director shall automatically be granted Non-Qualified Stock Options under the Plan in the manner set forth in this Section 6(b). A Non-Employee Director may hold more than one Non-Qualified Stock Option, but only on the terms and subject to any restrictions set forth herein.

                    (ii) Grant of Options to Newly-Elected Non-Employee Directors. Any Person who is first elected as a Non-Employee Director after the effective date of the Plan shall, on the date of such election, automatically be granted a Non-Qualified Stock Option to purchase 6,000 Shares (which number of Shares shall be subject to adjustment in the manner provided in Section 4(b) hereof).

                    (iii) Annual Option Grants to Non-Employee Directors. Each Non-Employee Director (if he or she continues to serve in such capacity) shall, on the day following the annual meeting of shareholders in each year during the time the Plan is in effect, automatically be granted a Non-Qualified Stock Option to purchase 3,000 Shares (which number of Shares shall be subject to adjustment in the manner provided in Section 4(b) hereof); provided, however, that a Person who is first elected as a Non-Employee Director on the date of an annual meeting of shareholders and who receives on that date a Non-Qualified Stock Option pursuant to Section 6(b)(ii) hereof shall not be eligible to begin to receive grants pursuant to this Section 6(b)(iii) until the day following the next succeeding annual meeting of shareholders.

                    (iv) Grant Limitation. Notwithstanding the provisions of Sections 6(b)(ii) and 6(b)(iii) hereof, Non-Qualified Stock Options shall be automatically granted to Non-Employee Directors under the Plan only for so long as the Plan remains in effect and a sufficient number of Shares are available hereunder for the granting of such Options.

                    (v) Exercise Price. The exercise price per Share for a Non-Qualified Stock Option granted to a Non-Employee Director under the Plan shall be equal to 100% of the "market value" of a Share on the date of grant of such Option. The "market value" of a Share on the date of grant to the Non-Employee Director shall be the closing price per Share for the Shares on the New York Stock Exchange on the trading date next preceding the date of grant, or if no trading occurred on the trading date next preceding the date on which the Non-Qualified Stock Option is granted, then the "market value" per Share shall be determined with reference to the next preceding date on which the Shares were traded.

                    (vi) Exercisability and Termination of Options. Non-Qualified Stock Options granted to Non-Employee Directors under the Plan shall become exercisable six months following the date of grant; provided, however, that if a Non-Employee Director ceases to be a director of the Company by reason of death, disability or retirement within six months after the date of grant, the Option shall become immediately exercisable in full. Non-Qualified Stock Options granted to Non-Employee Directors shall terminate on the earlier of:

                              (A) ten years after the date of grant; or

                              (B) twelve months after the Non-Employee Director
                    ceases to be a director of the Company for any reason, including as a result of the Non-Employee Director's death, disability or retirement.

                    (vii) Exercise of Options. A Non-Qualified Stock Option granted to a Non-Employee Director may be exercised, subject to its terms and conditions and the terms and conditions of the Plan, in full at any time or in part from time to time by delivery to the Secretary of the Company at the Company's principal office in Menasha, Wisconsin, of a written notice of exercise specifying the number of shares with respect to which the Option is being exercised. Any notice of exercise shall be accompanied by full payment of the exercise price of the Shares being purchased (x) in cash or its equivalent; (y) by tendering previously acquired Shares (valued at their "market value" [as determined in accordance with Section 6(b)(v)] as of the date of exercise); or (z) by any combination of the means of payment set forth in subparagraphs (x) and (y). For purposes of subparagraphs (y) and
          (z) above, the term "previously acquired Shares" shall only include Shares owned by the Non-Employee Director prior to the exercise of the Option for which payment is being made and shall not include Shares which are being acquired pursuant to the exercise of said Option. No shares will be issued until full payment therefor has been made.

               (c) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Key Employees. Non-Employee Directors are not eligible to be granted Stock Appreciation Rights under the Plan. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participating Key Employee will be paid in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

               (d) Restricted Stock Awards.

                    (i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Key Employees; provided, however, that the aggregate number of Shares of Restricted Stock granted under the Plan to all Participating Key Employees as a group shall not exceed 225,000 (such number of Shares subject to adjustment in accordance with the terms of Section 4(b) hereof). Non-Employee Directors are not eligible to be granted Restricted Stock under the Plan.

                    (ii) Restrictions. Shares of Restricted Stock granted to Participating Key Employees shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

                    (iii) Registration. Any Restricted Stock granted under the Plan to a Participating Key Employee may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participating Key Employee, such certificate shall be registered in the name of the Participating Key Employee and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                    (iv) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participating Key Employee, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participating Key Employee, or, if the Participating Key Employee received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

                    (v) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participating Key Employee (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participating Key Employee; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participating Key Employee.

               (e) Performance Shares.

                    (i) Issuance. The Committee is hereby authorized to grant Awards of Performance Shares to Participating Key Employees; provided, however, that the aggregate number of Performance Shares granted under the Plan to all Participating Key Employees as a group shall not exceed 750,000 (such number of Shares subject to adjustment in accordance with the terms of Section 4(b) hereof). Non-Employee Directors are not eligible to be granted Performance Shares under the Plan.

                    (ii) Performance Goals and Other Terms. The Committee shall determine the Performance Period, the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any Performance Goal and, if applicable, the relative percentage weighting given to each of the selected Performance Goals, the restrictions applicable to Shares of Restricted Stock received upon payment of Performance Shares if Performance Shares are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares. The Committee shall have sole discretion to alter the selected Performance Goals set forth in Section 2(p), subject to shareholder approval, to the extent required to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code (or any successor provision thereto). Notwithstanding the foregoing, in the event the Committee determines it is advisable to grant Performance Shares which do not qualify for the performance-based exemption under Section 162(m) of the Code (or any successor provision thereto), the Committee may make such grants without satisfying the requirements thereof.

                    (iii) Rights and Benefits During the Performance Period. The Committee may provide that, during a Performance Period, a Participating Key Employee shall be paid cash amounts, with respect to each Performance Share held by such Participating Key Employee, in the same manner, at the same time, and in the same amount paid, as a cash dividend on a Share. Participating Key Employees shall have no voting rights with respect to Performance Shares held by them.

                    (iv) Payment of Performance Shares. As soon as is reasonably practicable following the end of the applicable Performance Period, and subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goal or Goals if such certification is required in order to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code (or any successor provision thereto), one or more certificates representing the number of Shares equal to the number of Performance Shares payable shall be registered in the name of and delivered to the Participating Key Employee; provided, however, that any Shares of Restricted Stock payable in connection with Performance Shares shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(d)(iii) hereof.

               (f) General.

                    (i) No Consideration for Awards. Awards shall be granted to Participating Key Employees for no cash consideration unless otherwise determined by the Committee. Awards of Non-Qualified Stock Options granted to Non-Employee Directors under Section 6(b) of the Plan shall be granted for no cash consideration unless otherwise required by law.

                    (ii) Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

                    (iii) Awards May Be Granted Separately or Together. Awards to Participating Key Employees under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                    (iv) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award to a Participating Key Employee may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

                    (v) Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participating Key Employee or a Non-Employee Director otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participating Key Employee at the discretion of the Committee may, and a Non-Employee Director shall, be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participating Key Employee or the Non-Employee Director, as the case may be. Each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participating Key Employee or the Non-Employee Director, only by such individual or, if permissible under applicable law, by such individual's guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

                    (vi) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

                    (vii) Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(d) and Section 6(e) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participating Key Employee, Non-Employee Director or other Person who acquires Shares under the Plan by means of an Award originally made to a Participating Key Employee or a Non-Employee Director to represent to the Company in writing that such Participating Key Employee, Non-Employee Director or other Person is acquiring the Shares without a view to the distribution thereof.

Section 7. Amendment and Termination of the Plan; Correction of Defects and Omissions

               (a) Amendments to and Termination of the Plan. The Board of Directors of the Company may at any time amend, alter, suspend, discontinue, or terminate the Plan; provided, however, that the provisions of Section 6(b) of the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder; and provided further that shareholder approval of any amendment of the Plan shall also be obtained (i) if such amendment (A) increases the number of Shares with respect to which Awards may be granted under the Plan (other than increases related to adjustments made as provided in Section 4(b) hereof), (B) expands the class of persons eligible to participate under the Plan or (C) otherwise increases in any material respect the benefits payable under the Plan; or (ii) if otherwise required by: (A) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan), or (B) the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the Shares are then traded (in order to maintain the listing of the Shares thereon). Termination of the Plan shall not affect the rights of Participating Key Employees or Non-Employee Directors with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

               (b) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.      General Provisions

               (a) No Rights to Awards. No Key Employee, Participating Key Employee or other Person (other than a Non-Employee Director to the extent provided in Section 6(b) of the Plan) shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participating Key Employees, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participating Key Employee.

               (b) Withholding. No later than the date as of which an amount first becomes includable in the gross income of a Participating Key Employee for federal income tax purposes with respect to any Award under the Plan, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Key Employees under the Plan may be settled with Shares (other than Restricted Securities), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

               (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

               (d) Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Key Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Key Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. The grant of an Award to a Non-Employee Director pursuant to Section 6(b) of the Plan shall confer no right on such Non-Employee Director to continue as a director of the Company. Except for rights accorded under the Plan and under any applicable Award Agreement, Participating Key Employees and Non-Employee Directors shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

               (e) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participating Key Employee, any Non-Employee Director or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

               (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Wisconsin and applicable federal law.

               (g) Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person, or

Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

               (h) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

               (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 9.     Effective Date of the Plan

               The Plan originally became effective on April 26, 1995.

           BANTA CORPORATION Proxy for Annual Meeting of Shareholders
                            to be held April 24, 2001

          The undersigned constitutes and appoints DONALD D. BELCHER and RONALD
D. KNEEZEL, or either of them, the true and lawful proxies of the undersigned, with full power of substitution, to represent and to vote as designated below, all shares of Banta Corporation which the undersigned is entitled to vote at the annual meeting of shareholders of such corporation to be held at the Park Plaza Paper Valley Hotel, 333 West College Avenue, Appleton, Wisconsin on April 24, 2001, at 2:00 P.M., Central Time, and at all adjournments or postponements thereof.

          The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder, but, if no direction is indicated, this proxy will be voted FOR Item 1 and FOR Item 2.

          The undersigned hereby revokes any other proxy heretofore executed by the undersigned for the meeting and acknowledges receipt of notice of the annual meeting and the proxy statement. This proxy is solicited on behalf of the Board of Directors of Banta Corporation.



             * DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED *

---------------------                                                                                                 --------------
                                                  BANTA CORPORATION 2001 ANNUAL MEETING


1.  ELECTION OF DIRECTORS: 1-Jameson A. Baxter       6-Gerald A. Henseler            [ ] FOR all nominees      [ ] WITHHOLD
                           2-Donald D. Belcher       7-Bernard S. Kubale                 listed to the left        AUTHORITY
                           3-John F. Bergstrom       8-Ray C. Richelsen                  (except as                to vote for all
                           4-Henry T. DeNero         9-Michael J. Winkler                specified                 nominees
                           5-Richard L. Gunderson                                        below).                   listed to the
                                                                                                                   left.


                                                                                              --------------------------------------
(Instructions: To withhold authority to vote for any indicated nominee(s), write the
number(s) of the nominee(s) in the box provided to the right.)                       ------>
                                                                                              --------------------------------------

2.  Approval of the Banta Corporation Equity Incentive Plan, as amended.                      [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

3.  In their discretion upon all such other business as may properly come before the meeting.


                                    Date ___________________________                                      NO. OF SHARES

                                                                                              --------------------------------------
Check appropriate box
Indicate change below:
Address Change?             [ ]     Name Change?       [ ]
                                                                                              --------------------------------------

                                                                                              Signature(s) in Box

                                                                                              Please sign exactly as your name
                                                                                              appears on your stock certificate.
                                                                                              Joint owners should each sign
                                                                                              personally. A corporation should sign
                                                                                              full corporate name by a duly
                                                                                              authorized officer. When signing as
                                                                                              attorney, executor, administrator,
                                                                                              trustee or guardian, give full title
                                                                                              as such.

---------------------                                                                                                 --------------